Exhibit 10.1

CONFIDENTIAL

Execution Copy

SANA BIOTECHNOLOGY, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of April 10, 2026 (the “Effective Date”), by and between Sana Biotechnology, Inc., a Delaware corporation (the “Company”), and Mayo Clinic, a Minnesota non-profit corporation (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company has agreed to sell to the Purchaser, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms and conditions of this Agreement.

WHEREAS, the Purchaser and the Company and/or their respective affiliates are concurrently entering that certain Collaboration and License Agreement pursuant to which (i) the Purchaser and the Company and/or their respective affiliates will collaborate to advance the care, treatment, and therapeutic access to advanced cell therapies for patients, including diabetes patients, and (ii) the Purchaser and/or its affiliate(s) will license certain know-how and intellectual property to the Company in exchange for certain consideration (such agreement, the “License Agreement”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1
AUTHORIZATION OF SALE OF SHARES.

The Company has authorized the sale and issuance of up to an aggregate of 15,015,014 shares of its Common Stock (the “Shares”) at the Initial Closing and, if applicable, the Second Closing (each as defined below) to the Purchaser on the terms and subject to the conditions set forth in this Agreement.

Section 2
AGREEMENT TO SELL AND PURCHASE THE SHARES.
2.1
Purchase.
(a)
At the Initial Closing (as defined in Section 3.1), the Company will issue, sell and deliver to the Purchaser, and the Purchaser will purchase from the Company, 7,507,507 Shares for an aggregate purchase price of $24,999,998.31 (the “Initial Closing Purchase Price”).
(b)
After the Initial Closing, the Purchaser may elect to purchase from the Company, and, if such election is made, the Company will issue, sell and deliver to the Purchaser, an additional 7,507,507 Shares for an aggregate purchase price of $24,999,998.31 (the “Second Closing Purchase Price”). Such election shall be made pursuant to written notice delivered to the Company on or before August 31, 2026 (the “Second Closing Notice”).
2.2
Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)
“Base Prospectus” means the final base prospectus included in the Registration Statement at the time of effectiveness.
(c)
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
(d)
“Closing” means the Initial Closing and/or the Second Closing, as applicable.
(e)
“Closing Date” means the Initial Closing Date and/or the Second Closing Date, as applicable.
(f)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(g)
“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding or any other legally enforceable requirement.
(h)
“Material Adverse Effect” has the meaning set forth in Section 4.1.
(i)
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
(j)
“Prospectus Supplement” means the supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser on or prior to the Initial Closing, relating to the offer and sale of the Shares (including the Shares issuable at the Second Closing) to the Purchaser and that will specifically reference Purchaser as the sole purchaser of the Shares.
(k)
“Purchase Price” means the Initial Closing Purchase Price and/or the Second Closing Purchase Price, as applicable.
(l)
“Registration Statement” means the effective registration statement on Form S-3ASR filed with the Commission (File No. 333-293981) pursuant to the Securities Act on March 3, 2026, which became effective automatically upon its filing, relating to the offer and sale from time to time of the Company’s securities, including the Shares, including amendments, exhibits, schedules and documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to a part thereof pursuant to Rule 430A or 430B under the Securities Act.
(m)
“Securities Act” means the Securities Act of 1933, as amended.
(n)
“Subsidiary” means any subsidiary of the Company listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and shall, where applicable, also include any direct or indirect significant subsidiary of the Company formed or acquired after the date hereof.
(o)
“Trading Market” means the Nasdaq Global Select Market.

Section 3
CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES.
3.1
Initial Closing. The initial closing of the purchase and sale of the Shares pursuant to Section 2.1(a) of this Agreement (the “Initial Closing”) shall occur no later than 5:00 p.m. Pacific Time on April 15, 2026, or on such other date as may be agreed to in writing by the Company and the Purchaser (such date, the “Initial Closing Date”), subject to the satisfaction or waiver of all of conditions set forth in Section 3.3 and the delivery of all of the closing deliveries set forth in Section 3.4, remotely via the exchange of documents and signatures. At or prior to the Initial Closing, each of the Company and the Purchaser shall execute any related agreements or other documents required hereunder to be executed as of the Initial Closing hereunder, each dated as of the Initial Closing Date.
3.2
Second Closing. The second closing of the purchase and sale of Shares pursuant to Section 2.1(b) of this Agreement (the “Second Closing”) shall occur on the date and time specified in the Second Closing Notice (the “Second Closing Date”), provided, that the Second Closing Date shall be no earlier than 5:00 p.m. Pacific Time on the tenth business day from the date the Purchaser delivers the Second Closing Notice to the Company and no later than 5:00 p.m. Pacific Time on the twentieth business day from the date the Purchaser delivers the Second Closing Notice to the Company, unless otherwise agreed in writing by the Company and the Purchaser, subject to the satisfaction or waiver of all of conditions set forth in Section 3.3 and the delivery of all of the closing deliveries set forth in Section 3.4, remotely via the exchange of documents and signatures. At or prior to the Second Closing, each of the Company and the Purchaser shall execute any related agreements or other documents required hereunder to be executed as of the Second Closing hereunder, each dated as of the Second Closing Date. For the avoidance of doubt, the offer and sale of the Shares issuable at the Second Closing shall be made pursuant to the Registration Statement and the Prospectus Supplement.
3.3
Closing Conditions.
(a)
Mutual Closing Condition. There shall have been no Law enacted, entered, promulgated, enforced or deemed applicable by any governmental authority of competent jurisdiction that is in effect and makes illegal or otherwise prohibits or materially delays the consummation of the applicable Closing.
(b)
Conditions to Purchaser’s Obligations. The Purchaser’s obligation to purchase the Shares at the applicable Closing is subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless waived:
(i)
The Company’s representations and warranties in Section 4 shall be true and correct in all material respects (other than representations and warranties expressly qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects but subject to such qualifications) at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.
(ii)
The Company shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing, or any breach or failure to do so has been cured.
(iii)
There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(iv)
The Company shall have made all required filings under Sections 13 and 15(d) of the Exchange Act, as applicable, for the 12 months preceding the Closing, and no notice of deficiency, late filing, or review by the Securities and Exchange Commission (the “Commission”) shall be pending.
(v)
The Purchaser (or an affiliate of Purchaser) and the Company shall have entered into the License Agreement.
(c)
Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares at the applicable Closing to the Purchaser is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:
(i)
The Purchaser’s representations and warranties in Section 5 shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.
(ii)
The Purchaser shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by it on or before the Closing, or any breach or failure to do so has been cured.
(iii)
The Purchaser (or an affiliate of Purchaser) and the Company shall have entered into the License Agreement.
(d)
Listing; No Suspension. No stop order or suspension of trading of the Common Stock shall have been imposed by the Commission or the Trading Market and remain in effect.
3.4
Closing Deliveries.
(a)
Payment of the Purchase Price at Closing. At the applicable Closing, the Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the applicable Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule A.
(b)
Issuance of the Shares at the Closing. At the applicable Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to the Purchaser the number of Shares purchased by the Purchaser at such Closing against payment by the Purchaser of the applicable Purchase Price, in book-entry form with a stop-transfer notation solely to enforce the restrictions in Section 7.4. Upon Mayo’s request during the Lock-up Period, the Company shall, or shall cause the Company’s transfer agent to, provide to Purchaser documentation demonstrating Purchaser’s ownership of the Shares in book-entry form.
(c)
Prospectus Supplement. At the Initial Closing, the Company shall deliver the Prospectus Supplement to the Purchaser.
(d)
Transfer Agent. At the applicable Closing, the Company shall deliver a copy of the executed treasury direction to the Company’s transfer agent instructing the Company’s transfer agent to issue the Shares purchased at such Closing in book-entry form, in accordance with Section 3.4(b), registered in the name of the Purchaser, with a stop-transfer notation solely to enforce Section 7.4. Prior to the expiration of the applicable Lock-Up Period, the Company shall deliver to its transfer agent irrevocable instructions that the transfer agent shall, effective at the commencement of trading on the first trading day following the expiration of the applicable Lock-Up Period, make a new, unrestricted book entry for such Shares that is free from such stop-transfer notation and makes such Shares available for delivery to an account designated by the Purchaser via the DTC’s DWAC system.

(e)
Secretary’s Certificate. At the Initial Closing, the Purchaser shall have received a certificate signed by the Secretary of the Company, certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder.
(f)
Compliance Certificate. At the applicable Closing, the Purchaser shall have received a certificate signed by the President and Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.3(b)(i)-(iv).
Section 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as disclosed in the Registration Statement, the Prospectus Supplement or the SEC Documents (as defined in Section 4.3 below), the Company hereby represents and warrants to the Purchaser as follows:

4.1
Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement and the Prospectus Supplement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have resulted in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its material obligations under this Agreement with respect to the applicable Closing (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.
4.2
This Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
4.3
Authorization of the Common Stock. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those accurately described in all material respects in the documents that the Company was or is required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, since becoming subject to the requirements of the Exchange Act (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in this Agreement or restrictions on transfer under applicable state and federal securities laws), and the issuance of the Shares will not be subject to any preemptive rights, rights of first refusal, rights of participation or similar rights that have not been validly waived.

4.4
No Conflicts; No Consents Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in this case of clauses (i), (iii) and (iv), where such contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the securities or blue sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares. No stockholder consent is required for the Company’s execution, delivery, or performance of this Agreement.
4.5
No Material Adverse Effect. Since December 31, 2025, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
4.6
No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its respective certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, any of its Subsidiaries or their respective businesses and properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
4.7
Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the knowledge of the Company, threatened against the Company, before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to (a) challenge this Agreement or prohibit or delay the transactions contemplated herein or (b) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.
4.8
Company Not an “Investment Company.” The Company is not, and immediately after receipt of payment for the Shares, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (“Investment Company Act”).
4.9
Title to Real and Personal Property. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property (if any) and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.10
Intellectual Property. The Company has not received written notice alleging that the Company’s business as currently conducted violates or infringes upon the Intellectual Property Rights (as defined below) of any Person. To the knowledge of the Company, all Company Intellectual Property Rights (as defined below) are enforceable and there is no existing infringement by another Person of any of the Company Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy and confidentiality of the Company Intellectual Property Rights, where applicable, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company owns or has rights to use all valid United States Intellectual Property Rights necessary for the conduct of its business as described in the SEC Documents, except where the failure to own or have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Intellectual Property Rights” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights. “Company Intellectual Property Rights” means all Intellectual Property Rights that are necessary or material for use in connection with the business of the Company as described in the SEC Documents.
4.11
No Labor Disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent, and the Company has no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, singly or in the aggregate, have a Material Adverse Effect.
4.12
Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgment are prudent and customary in the businesses in which they are engaged, neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for.
4.13
All Necessary Permits. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses. Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
4.14
Company’s Accounting System. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.15
Preparation of the Financial Statements. The financial statements included or incorporated by reference in the SEC Documents, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby. The other financial information included in the SEC Documents have been derived from the accounting or other records of the Company and its consolidated Subsidiaries and presents fairly in all material respects the information shown thereby. As of the time they were filed, none of the SEC Documents filed within the 12 months immediately preceding the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.16
Disclosure Controls. To the extent required under applicable rules, the Company maintains disclosure controls and procedures that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
4.17
Tax Law Compliance. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions thereof (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.
4.18
Sarbanes-Oxley Act. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.
4.19
Exchange Act Registration; Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Trading Market. To the Company’s knowledge, the Company is in compliance in all material respects with the applicable rules and regulations of the Trading Market as of the Effective Date, and has not, in the twelve months preceding the Effective Date, received any written notice from the Trading Market regarding the delisting of the Common Stock from the Trading Market. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or, to the knowledge of the Company, are threatened by the Commission. Promptly after execution and delivery of this Agreement, the Company shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b) within the time period required under Rule 424(b), and in no event later than the Initial Closing Date. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, as of the date of the Prospectus Supplement or any amendment or supplement thereto and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commissions thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement and is, as of the date of this Agreement and the Closing, eligible to use a registration statement on Form S-3 under the Securities Act.
Section 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants to the Company that:

5.1
Risk. The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser knows about and deems relevant (including the Registration Statement, the Prospectus Supplement and the SEC Documents) in making an informed decision to purchase the Shares.
5.2
Purchase for Investment. The Purchaser is acquiring the Shares pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other Persons regarding the distribution of such Shares, except in compliance with Section 5.3 and Section 7.4.
5.3
Compliance with the Securities Act. The Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).
5.4
Power and Authority. The Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of the Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.
5.5
Broker Dealer. The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “Registered Broker Dealer”) and is not an Affiliate of a Registered Broker Dealer.
5.6
Sophisticated Investor. The Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Shares being offered hereby. The Purchaser further acknowledges that it is aware of the restrictions imposed by United States securities laws on the purchase or sale of securities by any Person who has received material non-public information from the issuer of such securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such securities in reliance upon such information.
5.7
Other Securities Transactions. The Purchaser has not, either directly or indirectly through an Affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
5.8
Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
Section 6
NO BROKER’S FEES.

Each of the Company and the Purchaser hereby represents that no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6 being untrue.

Section 7
COVENANTS.
7.1
Trading Market Requirements. In the time and manner required by the Trading Market, the Company shall promptly prepare and file with such Trading Market a Notification Form: Listing of Additional Shares if required by the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.1.
7.2
Use of Proceeds. Unless otherwise agreed upon by the Company and the Purchaser in writing, the Company shall use the net proceeds from the sale of the Shares solely for the development of Licensed Products (as defined in the License Agreement).
7.3
Public Announcement. The parties shall issue the Joint Press Release as described in Section 9.13.
7.4
Restrictions on Transfer.

Notwithstanding anything to the contrary in this Agreement, during the period beginning on the Effective Date and ending on the later of (i) the date that is six months from the Initial Closing Date, or, (ii) if the Purchaser delivers the Second Closing Notice in accordance with Section 2.1(b) of this Agreement, the date that is three months from the Second Closing Date (the “Lock-Up Period”), the Purchaser shall not, whether any such transaction described in clause (1) or (2) below is to be settled by delivery of Common Stock or other securities, in cash, or otherwise: (1) directly or indirectly, lend; offer; sell; transfer; pledge; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; transfer the economic risk of ownership of; or otherwise dispose of any securities of the Company (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired); or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, except:

(i)
to the Company;
(ii)
in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules promulgated under the Exchange Act by the Commission, for cash or other consideration which is made by or on behalf of the Company;
(iii)
in connection with a bona fide third-party tender offer, merger, consolidation or other similar transaction, approved by the board of directors of the Company, made to all holders of Common Stock involving a change of control of the Company, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the Purchaser shall remain subject to the restrictions on transfer set forth herein; or
(iv)
to an Affiliate of Purchaser in one or more transactions, so long as prior to or concurrent with any such transfer such Affiliate agrees in writing to be bound by the terms of this Agreement.
Section 8
NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)
if to the Company, to:

Sana Biotechnology, Inc.
188 East Blaine Street, Suite 350

Seattle, Washington 98102 USA
Attn: Chief Legal Officer
With a required copy via email:

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn:
Email:

or to such other Person at such other place as the Company shall designate to the Purchaser in writing; and

(b)
if to the Purchaser, to:

Mayo Clinic

200 First Street SW

Rochester, MN 55905

Attn: Department of Business Development

Email:

and

Mayo Clinic

200 First Street SW

Rochester, MN 55905

Attn: General Counsel

with a copy to (which shall not constitute notice):

Butler Snow LLP
6075 Poplar Avenue, Suite 500
Memphis, Tennessee 38119
Attn:
Email:

or to such other Person at such other place as the Purchaser shall designate to the Company in writing.

Section 9
MISCELLANEOUS.
9.1
Termination. This Agreement may be terminated by mutual written agreement of a Purchaser and the Company as to the Purchaser’s obligations; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).
9.2
Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.
9.3
Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”
9.4
Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
9.5
Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares. The agreements and covenants contained herein shall survive for the applicable statute of limitations.
9.6
Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this

Agreement, or to the interpretation, performance, breach or termination thereof shall be referred to and resolved by the federal courts located in the State of Delaware. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SHARES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
9.7
Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
9.8
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may not assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Company; provided that, without the Company’s consent, the Purchaser may assign its rights (but not its obligations to fund the Purchase Price) under this Agreement, in whole or in part, to one or more of its Affiliates to which it transfers Shares, and the Company agrees to enter into any customary joinders or supplemental agreements reasonably requested to give effect to any such assignment.
9.9
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 9.9.
9.10
Entire Agreement. This Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits and schedules hereto or thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.
9.11
Payment of Fees and Expenses. Except as otherwise provided herein or in the other documents or instruments contemplated hereby, each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
9.12
Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.13
Public Announcement.
(a)
Required Joint Press Release. Promptly following the execution of this Agreement (and in any event within 3 Business Days following the Effective Date), the Company and the Purchaser shall jointly prepare and issue a single joint press release (the “Joint Press Release”) announcing the execution of this Agreement and the transactions contemplated hereby and the License Agreement being consummated by the Company and the Purchaser (or any affiliate) in connection herewith (together, the “Related Transactions”). The form and substance of the Joint Press Release (including any quotes, descriptions of the parties, and use of names and logos) shall be subject to the prior written approval of each party, and each party shall act reasonably and in good faith to promptly review and approve the Joint Press Release.

(b) No Separate Releases / Statements. Except for a Required Securities Disclosure (as defined below), neither party shall issue or cause the issuance of any press release, or make any other public announcement or public statement (written or oral), directly or indirectly, concerning this Agreement, the terms and conditions hereof, or the transactions contemplated hereby, or the License Agreement, other than the Joint Press Release or a press release, public announcement or public statement (written or oral) containing information (including any quotes, descriptions of the parties, and use of names and logos) that is consistent with the Joint Press Release, without the prior written consent and approval of the other party.

(c) Required Securities Disclosures. Notwithstanding the foregoing, the Company may make such public disclosure as the Company determines in good faith is required to comply with applicable U.S. federal or state securities laws, Commission rules or regulations, or the rules of the Trading Market (a “Required Securities Disclosure”); provided that to the extent legally permitted and practicable the Company shall (i) provide the Purchaser prompt advance written notice and a copy of the proposed disclosure to the extent it relates to the Purchaser and/or the Related Transactions, (ii) provide the Purchaser a reasonable opportunity to review and comment, and (iii) consider in good faith any such comments. If timing does not permit advance review, the Company shall provide notice and the disclosure as soon as reasonably practicable thereafter. For clarity, the Company shall not issue any press release as a Required Securities Disclosure unless such press release is the Joint Press Release (or a mutually approved update thereto).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

SANA BIOTECHNOLOGY, INC.

By: /s/ Steven Harr, M.D.

Steven Harr, M.D.

President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER:

MAYO CLINIC

By: /s/ Andrew Danielsen

Name: Andrew Danielsen

Title: Chief Business Development Officer

[Signature Page to Stock Purchase Agreement]

SCHEDULE A

WIRE INSTRUCTIONS

[separately attached]